UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 6, 2016

ENDURANCE EXPLORATION GROUP, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-141817	03-0611187
(Commission File Number)	(IRS Employer Identification No.)

15500 Roosevelt Blvd, Suite 301

Clearwater, FL, 33760

(Address of principal executive offices and zip code)

(727) 289-0010

 (Registrant’s telephone number including area code)

Althardstrasse 10

CH-8105 Regensdorf, Switzerland

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Endurance Exploration Provides an Operational Update for Shareholders

July 6, 2016. Clearwater, FL-Endurance Exploration Group (OTCQB:EXPL) is pleased to provide the following update to our shareholders.  Keith Holloway, Vice President of Shareholder Communications would like to share the following information:

SHAREHOLDER UPDATE

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In July of 2015 EXPL was named as the salvor in possession of the shipwreck “Connaught” by the US Federal Admiralty Court, and was granted exclusive salvage rights to this shipwreck.

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In August and September of 2015, EXPL conducted offshore inspection and preliminary salvage operations on the “Connaught” wreck site, recovering various artifacts positively identifying the site as that of the Connaught.

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During the 2015 expedition, EXPL encountered significant obstacles to completing the Connaught salvage, including significant amounts of industrial fishing netting and gear entangled in the wreck site, preventing further salvage operations with the equipment available to EXPL at the time.

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During the fall of 2015 and winter of 2016, EXPL began evaluating various charter equipment options that would allow the Connaught salvage process to continue.

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In April, after determining a realistic budget for the continuation of the Connaught salvage, EXPL filed a registration statement with the SEC to publicly sell up to $2,500,000 of securities to fund its operations.

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The Company is currently pursuing the effectiveness of the above mentioned registration statement with the SEC and expects its effectiveness in the coming weeks.

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Upon the successful completion of the above mentioned funding raising, the Company expects to continue operations on the salvage of the Connaught, as well as beginning the survey phase of additional projects.

Keith Holloway says, “Our business thesis remains intact – we believe a subsea salvage business, relying on extensive archival research and use of modern day technology, that is properly capitalized, can systematically locate and salvage lost cargoes in a manner that will produce profits for shareholders.  We believe that we are on track with the Connaught project, and upon completion of our next round of financing, we expect to be back to work, proving out our business model.”

Endurance Exploration Group LLC was formed in 2009 to explore, from an operational and financial perspective, the feasibility and potential economic return of recovering historic and modern day shipwreck cargos. We began by developing a research methodology with three goals. The first goal was to establish a comprehensive understanding of the larger economic, technological and social trends that lead to the transport of physical wealth across oceans during different historical periods, along with creating a "High Interest" list of shipwrecks and their cargos lost across various historical periods. Conflict, accidents and acts of nature claimed a percentage of all voyages, and many of the shipwrecked vessels are believed to have carried a valuable cargo. Our second objective was to identify, from this prior population of potential shipwreck losses, those shipwrecks that could be legally salvaged and recovered, and the cargos sold, with a positive return on the capital investment required for their location and recovery. Our third goal was to move those projects which had the potential to generate positive investment returns into an operational phase with a high, risk-adjusted, chance of success; and, to develop a portfolio of projects in various stages of research, search, survey and recovery.

From these databases and other searches, we have developed an initial "High Interest" list of approximately 400 shipwrecks. In 2011, we began purchasing key equipment for operations. Our equipment purchases have included a 100-foot survey vessel, tethered side-scan sonar units, and light work-class and inspection Remotely Operated Vehicles (ROV), "Shackleton 1" and "Squirt". Projects code-named "Sailfish" and "Black Marlin" have now reached operational or pre-operational status. For project "Sailfish" we have now surveyed over 700 square miles in the Western Atlantic Ocean in search of a sunken passenger liner carrying a substantial cargo of gold coinage. In addition to this manifest cargo, we also expect to find additional valuables among the personal stores of the ship's passengers. For project "Black Marlin" we have secured a three-year contract with a sovereign island nation in the Indian Ocean for the survey and recovery of a Colonial-era merchant vessel carrying silver. This contract also allows for other potentially valuable "targets of opportunity" within the territorial waters of this nation.

We believe this survey and recovery capability combined with our proprietary research will allow us to conduct approximately two deep-water surveys per yearly weather window, should we have sufficient capital to undertake such operational surveys.

More information about Endurance is available at the following:

Keith@EEXPL.com

http://www.eexpl.com/

www.facebook.com/EnduranceExplorationGroup

About the S.S. Connaught

Built in Ireland and launched in 1860, the 380-foot iron-hulled side-wheel steamer S.S. Connaught was lauded as one of the largest and most luxurious ocean-going liners in service, a true Titanic of her time. Upon sinking on only her second voyage, the S.S. Connaught became best known for her tragic role in what has been called one of the most courageous and daring rescues in maritime history.

The elegant S.S. Connaught departed Galway, Ireland on September 25, 1860, bound for Boston by way of St. John's, Newfoundland. She departed for the final leg to Boston with 50 first-class passengers, 417 in steerage and a full crew of 125. In addition, she was quietly loaded with £10,000 in gold coins, possibly bound for a visiting member of the British royal family.

Her routine voyage became perilous when she sprang a leak in a sudden storm, forcing passengers and crew alike to join forces in an effort to save her. Though the leak was brought under control, the doomed ship soon faced a far more dangerous adversary -- a fire below her decks.

Smoke and flames drove passengers and crew alike to the top deck, building in strength so quickly that none of the gold cargo or valuable passenger belongings could be saved. Lifeboats were ordered lowered, but they were smashed by the violent waves. Disaster seemed all but certain -- until a tiny fruit transport sailed to intercept the burning ship. By this time the S.S. Connaught's hulls were so hot they boiled the waves as they crashed against her. Heroism abounded as a line was thrown across decks, transferring women and children first, then the male passengers and crew. There were soon so many people on the tiny fruit transport that they stood on every available patch of deck, some even clinging to the tall masts and rigging.

The Captain of the S.S. Connaught was bound by tradition to leave last. Soon after he departed, both rescuers and rescued watched as the S.S. Connaught disappeared beneath the waves, over one hundred miles from the nearest land. It was a long and trying night, but every soul was safely delivered to Boston's India Wharf the following day. Nearly 600 souls had been transferred from one of the largest ocean liners of the time to a tiny fruit transport without a single loss of life.

The contracts were unanimously approved by the Board of Directors of Endurance.

Cautionary Information Regarding Forward-Looking Statements.

This Form 8-K and the attached press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," or "plans" to be uncertain and forward looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties including but not limited to legal and operational risks of offshore, historic shipwreck recovery.

Forward-looking statements contained in this Form 8-K and in the attached press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from the anticipated. The information contained in this release is as of July 6, 2016. Endurance Exploration Group, Inc. assumes no obligation to update forward-looking statements contained in this Form 8-K and attached press release as the result of new information or future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endurance Exploration Group, Inc.
Dated: July 6, 2016	By:	/s/ MICAH ELDRED
Name: Micah Eldred Title: President and Chief Executive Officer

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